UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
March 4, 2015
SHARPS COMPLIANCE CORP.
Commission File No. 001-34269

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	74-2657168
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)

9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SIGNATURES

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers.

On March 4, 2015, the Compensation Committee of the Board of Directors (“Committee”) of the Company approved  an  Annual Incentive Plan effective beginning with fiscal year 2015 (ending June 30, 2015) and being effective every fiscal year thereafter, unless terminated or modified by the Committee (the “AIP”).  The AIP replaces in its entirety the prior executive incentive compensation plan. The AIP, which includes the Company’s Executive Officers as participants, is designed to provide annual incentive compensation opportunity for key executives in exchange for the Company achieving key financial and other goals (ex., annual Budget).  The AIP is summarized as follows:

Eligibility – Award eligibility will be proposed by the Company’s Chief Executive Officer (“CEO”) and approved by the Committee at the beginning of each performance / award period.  For fiscal year 2015, the AIP covers the six (6) executive officers of the Company.

Award Opportunities - At the beginning of each fiscal year, each AIP participant will be assigned a cash award target (expressed as percentages of salary) and a stock option award target.  AIP targeted award opportunities may be re-defined from time to time, as modifications are made in Sharps’ executive compensation strategy.

Within thirty (30) days after the Company’s earnings release for the most recently completed fiscal year, each participant's salary rate at the end of the most recently completed fiscal year will be multiplied by the actual AIP award percentage achieved to determine the total cash and stock option AIP awards earned for the most recently completed performance cycle.

Performance Measures – The AIP performance targets, which are proposed by the Company’s CEO and approved by the Committee, include the following for fiscal 2015:
•	Achievement of Annual Budgeted Revenue – weighted 50%
•	Achievement of Annual Budgeted Pre-Tax Profit – weighted 25%
•	Discretionary portion – weighted 25% – determined by the Committee based on achievement of personal or other goals
In addition to the AIP performance targets, the Committee and the Company’s CEO will establish minimum acceptable and outstanding AIP goals as follows:
•	Minimum Acceptable – 90% or above of the performance target for 2015
•	Target – AIP performance target (achievement of 100% of goals)
•	Outstanding – Performance over 100% up to 150% will be paid at 100% to 150% of the AIP performance target

Awards - AIP award calculations consist of (i) a percentage of annual salary to determine the cash award (ranging from 20% - 40% of salary) and (ii) equity awards in the form of stock options whereby up to 8.7% of the outstanding shares may be awarded, in aggregate, to participating executives (includes previously awarded and outstanding stock option awards).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2015	SHARPS COMPLIANCE CORP.

	By:	/s/ DIANA. P. DIAZ
Diana P. Diaz
Vice President and Chief Financial Officer